SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

CYBER APPS WORLD INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-50693	90-0314205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

420 N. Nellis Blvd., Suite A3-146, Las Vegas, Nevada 89110

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (702) 805-0632

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 10, 2020, we appointed Mohammed Irfan Rafimiya Kazi to act as our President, Chief Executive Officer, and a director in place of Liudmilla Voinarovska, who resigned from these positions on the same date. Ms. Voinarovska’s resignation was for personal reasons and neither related to any disagreement with us nor due to our operations, policies, or practices. There was no arrangement or understanding between Mr. Kazi and any other person pursuant to which he was appointed as a director and officer.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyber Apps World Inc.

Date: March 10, 2020	By:	/s/ Mohammed Irfan Rafimiya Kazi
Mohammed Irfan Rafimiya Kazi President

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